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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                                    FORM 8-K



                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report:      August 15, 1995




                            HEALTHSOUTH Corporation
           ---------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)




         Delaware                     1-10315                 63-0860407
    ------------------               ---------                ------------
      (State or Other               (Commission            (I.R.S. Employer
 Jurisdiction of Incorporation      File Number)           Identification No.)
     or Organization)



    Two Perimeter Park South
      Birmingham, Alabama                                       35243
   ----------------------------                             -------------
     (Address of Principal                                    (Zip Code)
      Executive Offices)



           Registrant's Telephone Number,                 (205) 967-7116
                Including Area Code:


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ITEM 5.           OTHER EVENTS

         HEALTHSOUTH Corporation (the "Company") is filing this Current Report on Form 8-K to announce its financial results for the month of July 1995. These consolidated results reflect the operations of the Company following consummation of its merger with Surgical Health Corporation ("SHC"), which was completed June 13, 1995 and which was accounted for as a pooling of interests. HEALTHSOUTH is filing this Report to comply with provisions of the Plan and Agreement of Merger with SHC.

         For the month of July 1995, HEALTHSOUTH's consolidated revenues were approximately $127,600,000 and its consolidated net income was $8,110,000, or $.09 per share on a fully-diluted basis. Weighted average common and common equivalent shares outstanding for the month were 87,500,000 shares.


                                     - 2 -
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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   August 15, 1995.

                            HEALTHSOUTH Corporation


                                    By                /s/ ANTHONY J. TANNER
                                    ----------------------------------------
                                                         Anthony J. Tanner
                                                       Executive Vice President
                                                           and Secretary